UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 17, 2006

Alnylam Pharmaceuticals, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-50743	77-0602661
(State or Other Juris- diction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Third Street, Cambridge, MA	02142
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 551-8200

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement.
     On February 17, 2006, Alnylam Pharmaceuticals, Inc. (“Alnylam”) entered into an Addendum Re: Influenza Program to Research Collaboration and License Agreement (“Addendum”) with Novartis Institutes for BioMedical Research, Inc. (“Novartis”). The Addendum, which is effective as of December 13, 2005, supplements and, to the extent described therein, supersedes in relevant part the Research Collaboration and License Agreement, dated as of October 12, 2005, by and between Alnylam and Novartis. The Addendum sets forth the terms of a collaboration between Alnylam and Novartis that will focus on the discovery and development of RNAi therapeutics for pandemic flu.
     The foregoing summary description of the Addendum does not purport to be complete and is qualified in its entirety by reference to the Addendum, which is attached as Exhibit 10.1 hereto and incorporated herein by reference.
Item 9.01.   Financial Statements and Exhibits.
(d)	Exhibits

See Exhibit Index attached hereto.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALNYLAM PHARMACEUTICALS, INC.
Date: February 24, 2006	By:	/s/ John M. Maraganore, Ph.D.
John M. Maraganore, Ph.D.
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1†	Addendum Re: Influenza Program to Research Collaboration and License Agreement, dated February 17, 2006, by and between Alnylam Pharmaceuticals, Inc. and Novartis Institutes for BioMedical Research, Inc.

†  Indicates confidential treatment requested as to certain portions, which portions were omitted and filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Request.